UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, CoStar Group, Inc. (“CoStar” or the “Company”) announced the appointment of Christian Lown as Chief Financial Officer of the Company, effective July 1, 2024. Mr. Lown will also serve as the Company's principal accounting officer.

Mr. Lown, age 54, has served as executive vice president and chief financial officer of Freddie Mac since June 2020. In this position, he was responsible for the company’s accounting, capital oversight, sustainability, financial controls, investor relations, financial planning and reporting, procurement and tax functions. Previously, he served as EVP and CFO at Navient Corporation from 2017 to 2020. Prior to joining Navient, Mr. Lown also spent 11 years at Morgan Stanley, culminating with his role as Managing Director of the Financial Institutions Group where he co-led the Global FinTech and North America Banks and Diversified Finance practices. Mr. Lown holds a BA from University of Lynchburg and an MBA from University of Virginia.

In connection with Mr. Lown’s appointment, he is entitled to receive an annual base salary of $550,000 and will be eligible to receive a non-equity incentive plan award with a target of 95% of base salary and a maximum of up to 190% of base salary, with the extent of achievement to be determined by the Compensation Committee of the Board of Directors of the Company upon the recommendation of the Chief Executive Officer and, for the fiscal year ending December 31, 2024, to be prorated for the portion of the year following Mr. Lown’s start date. Additionally, Mr. Lown is entitled to receive a restricted stock award with a grant date value of $2,750,000, with the number of shares to be awarded determined using the fair market value of the Company’s common stock on the date of grant (the “Initial RSA”). The Initial RSA will vest in three equal annual installments on each anniversary of his start date. The Initial RSA will be subject to the terms and conditions of the Company’s 2016 Stock Incentive Plan, as amended, and an award agreement thereunder.

In the event that Mr. Lown’s employment with the Company is terminated by the Company without cause during the first 12 months following his start date, he will be entitled to receive severance payments consisting of 12 months of base salary and 12 months of Company-paid COBRA benefits, provided that he signs a waiver and release of claims in favor of the Company. In the event that Mr. Lown’s employment with the Company is terminated by the Company without cause after the first anniversary of his start date, Mr. Lown will be entitled to receive severance payments consisting of six months of base salary and six months of Company-paid COBRA benefits, provided that he signs a waiver and release of claims against the Company. Mr. Lown has also agreed to a non-competition and non-solicitation restrictions that will last for one year following the termination of his employment.

Until Mr. Lown’s July 1, 2024 start date, the functions of principal financial and accounting officer will be performed by the Company’s other officers.

Item 7.01     Regulation FD Disclosure.

On June 18, 2024, the Company issued a press release (the “Press Release”) regarding the appointment of Mr. Lown as the Company’s Chief Financial Officer and principal accounting officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description
99.1         CoStar Group, Inc. Press Release dated June 18, 2024.
104         Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	June 18, 2024	/s/ Gene Boxer

Name: Gene Boxer
Title: General Counsel and Corporate Secretary